                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                            GERBER CHILDRENSWEAR, INC.

                                JURISDICTION OF      OTHER NAMES UNDER WHICH
          SUBSIDIARY             INCORPORATION    SUCH SUBSIDIARY DOES BUSINESS
          ----------            ---------------   -----------------------------
Auburn Holdings, Inc.              Delaware             None
Costura Dominicana, Inc.           Delaware            [     ]
GCI IP Sub, Inc.                   Delaware             None
Auburn Hosiery Mills, Inc.         Kentucky            [     ]
GCI Spainco, S.L.                   Spain               None
Sport Socks Co. (Ireland) Ltd.     Ireland             [     ]
Sport Socks Co. (UK) Limited    United Kingdom         [     ]